EXHIBIT 21
VIAD CORP
(Delaware)
Active and Inactive (I) Subsidiaries and Affiliates* as of February 23, 2007

EXHIBITION AND EVENT SERVICES AND EXHIBIT DESIGN AND FABRICATION SERVICES

EXG, Inc. (Delaware)
Giltspur Exhibits of Canada, Inc. (Ontario)
Exhibit Acquisition, Inc. (Pennsylvania)+
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
GES Exposition Services, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey)
Expo Accessories, Inc. (New York)
Expo Display & Design, Inc. (New Jersey)
GES Service Companies Limited (United Kingdom)
Corporate Technical Services Limited (United Kingdom)
MES Holdings Limited (United Kingdom)
Melville Electrical Services Limited (United Kingdom) (I)
Melville Exhibition and Event Services Limited (United Kingdom)
Melville Hire Services Limited (United Kingdom) (I)
Proj-X4 Exhibition and Events Limited (United Kingdom)
Shows Unlimited, Inc. (Nevada)
Tradeshow Convention Services Inc. (Washington)
David H. Gibson Company, Inc. (Texas)
Las Vegas Convention Service Co. (Nevada) (I)
Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
Voblo Verwaltungs GmbH (Germany)
Viad Service Companies Limited (United Kingdom)
NRI Limited (United Kingdom) (I)
SDD Exhibitions Limited (United Kingdom) (I)

TRAVEL AND RECREATION SERVICES

Glacier Park, Inc. (Arizona) (80%)
Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
Brewster Inc. (Alberta)
Banff Hospitality Residence Ltd. (Alberta) (43.52%)

CORPORATE AND OTHER

Tri-State Investment Company (Delaware) (27%)
VREC, Inc. (Delaware)

*	Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

+	Indicates company is in the process of being liquidated and dissolved

~~	Indicates a Corporate and Other Subsidiary